Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Forms S-3 (333-221149 and 333-218876) and Form S-8 (No. 333-213703) of FB Financial Corporation of our report dated March 16, 2018, relating to the consolidated financial statements of FB Financial Corporation, appearing in this Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2017.

/s/ RSM US LLP

Jacksonville, Florida
March 16, 2018